UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 18, 2012

PALO ALTO NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35594	20-2530195
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Olcott Street

Santa Clara, California 95054

(Address of principal executive offices, including zip code)

(408) 753-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On September 18, 2012, the Board of Directors (the “Board”) of Palo Alto Networks, Inc. (the “Company”) appointed John M. Donovan to serve as a member of the Board, effective immediately. Mr. Donovan will serve in the class of directors whose term expires at the Annual Meeting of Stockholders to be held in 2012. In addition, Mr. Donovan was appointed as a member of the audit committee of the Board, effective immediately.

Mr. Donovan, age 51, has worked at AT&T since April 2008, first as Chief Technology Officer and currently as Senior Executive Vice President – AT&T Technology and Network Operations. Before joining AT&T, Mr. Donovan was executive vice president of product, sales, marketing and operations at Verisign, Inc. He also has served as chairman and CEO of inCode Telecom Group Inc. and as a partner with Deloitte Consulting where he was the Americas industry practice director for telecom. Mr. Donovan holds a B.S. in Electrical Engineering from the University of Notre Dame and an M.B.A. from the University of Minnesota.

In connection with his appointment to the Board, Mr. Donovan was granted an initial restricted stock unit equity award on September 18, 2012 in the amount of 15,000 shares of common stock. These restricted stock units will vest over three years, with 1/3 of the shares subject to the award vesting on the first anniversary of the grant date, and the remaining shares vesting equally over the next two years on a quarterly basis, subject to continued service on the Board on the applicable vesting date. In the event of a change of control, all shares subject to the award would become fully vested and immediately exercisable. In addition, the Company expects to grant an additional restricted stock unit equity award in the amount of 1,000 shares of common stock to Mr. Donovan at the time of the Company’s next annual meeting of stockholders, and an additional restricted stock unit equity award in the amount of 1,000 shares of common stock on an annual basis thereafter based on continuing service on the audit committee. The restricted stock units are subject to the terms and conditions of the Company’s 2012 Equity Incentive Plan and its related grant agreements. The Company will also reimburse Mr. Donovan for all reasonable expenses in connection with his services to the Company. A copy of the offer letter between Mr. Donovan and the Company is filed as Exhibit 10.1 to this Current Report on Form 8-K.

In addition, Mr. Donovan has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 9, 2012.

There is no arrangement or understanding between Mr. Donovan and any other persons pursuant to which Mr. Donovan was elected as a director. Since the beginning of the Company’s last fiscal year, the Company has sold an aggregate of $2.4 million of products and services to AT&T in arm’s length transactions.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between the Company and John M. Donovan, dated September 14, 2012.

99.1	Press release dated September 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALO ALTO NETWORKS, INC.

	By:	/s/ Mark D. McLaughlin
Mark D. McLaughlin President and Chief Executive Officer
Date: September 20, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter between the Company and John M. Donovan, dated September 14, 2012.

99.1	Press release dated September 20, 2012.